Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation in this Registration Statement on Form S-1 of our report dated March 25, 2026, relating to the financial statements of Innovative Eyewear, Inc. (the “Company”) appearing in the Annual Report on Form 10-K of the Company as of and for the years ended December 31, 2025 and 2024, and to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Cherry Bekaert LLP

Chicago, Illinois

July 23, 2026